UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Aeolus Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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AEOLUS PHARMACEUTICALS, INC.
23811 Inverness Place
Laguna Niguel, California 92677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 27, 2008

TO THE STOCKHOLDERS OF AEOLUS PHARMACEUTICALS, INC.:

The Annual Meeting of Stockholders of Aeolus Pharmaceuticals, Inc. (“Aeolus” or the “Company”) will be held at the offices of Lowenstein Sandler, PC at 1251 Avenue of Americas, New York, New York, on Thursday, March 27, 2008 at 12:00 p.m. (Eastern Time), for the following purposes:

1.	To elect seven directorsto the board to serve until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified;

2.
To ratify the selectionby the Audit Committee of the Board of Directors of Haskell & White LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2008;

3.	To amend the Company’s 2004 Stock Incentive Plan, as amended, to provide for the issuance of restricted stock awards under the Plan;and

4.	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

These items are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on January 29, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. A list of stockholders of Aeolus entitled to vote at the meeting will be available for examination by a stockholder at Aeolus’ offices for the ten days prior to the meeting during normal business hours. All such stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your proxy as promptly as possible. Any stockholder attending the meeting may vote in person, even if such stockholder returned a proxy.

Aeolus’ proxy statement and proxy are enclosed along with Aeolus’ Annual Report to Stockholders for the fiscal year ended September 30, 2007.

IMPORTANT—YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE
YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD.

By Order of the Board of Directors,

By:	/s/ Michael P. McManus
Chief Financial Officer,
Treasurer and Secretary

Laguna Niguel, California

Date: February 1, 2008

AEOLUS PHARMACEUTICALS, INC.
23811 Inverness Place
Laguna Niguel, California 92677

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MARCH 27, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies are being solicited by the Board of Directors (the “Board”) of Aeolus Pharmaceuticals, Inc., a Delaware corporation (“Aeolus” or the “Company”), for use at Aeolus’ 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be heldat the offices of Lowenstein Sandler, PC at 1251 Avenue of Americas, New York, New York, on Thursday, March 27, 2008 at 12:00 p.m. Eastern Time and any adjournments or postponements thereof. The cost of soliciting proxies will be borne by Aeolus. In addition to solicitation of proxies by mail, employees and consultants of Aeolus, without extra remuneration, may solicit proxies personally or by telephone. Aeolus will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of Aeolus is 23811 Inverness Place, Laguna Niguel, California 92677. Copies of this proxy statement and accompanying proxy card are being mailed to stockholders on or about February 1, 2008.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to Aeolus (Attention: Michael P. McManus, Secretary), or by attending the Annual Meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

1.	FOR the election of the seven nominees for director identified below;

2.
FOR the ratification of the selectionby the Audit Committee of the Board of Directors of Haskell & White LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2008;

3.	FOR the amendment of the Company’s 2004 Stock Incentive Plan, as amended,to provide for the issuance of restricted stock awards under the Plan;and

4.	In the discretion of the proxies with respect to any other matters properly brought before the stockholders at the Annual Meeting.

Record Date

Only the holders of record of the Company’s common stock (the “Common Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred”) at the close of business on the record date, January 29, 2008 (the “Record Date”), are entitled to notice of and to vote at the meeting. However, pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), the holders of the Series B Preferred are not entitled to vote on Proposal 1, Proposal 2or Proposal 3. On the Record Date, 31,952,749 shares of Common Stock and 475,087 shares of Series B Preferred were issued and outstanding. Each holder of Common Stock as of the Record Date will be entitled to one vote on each proposal for each share of Common Stock held as of such date. Each holder of Series B Preferred as of the Record Date shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred were convertible on the Record Date, at the then current conversion value as determined pursuant to the Charter, which results in one vote per share of Series B Preferred outstanding at the close of business on January 29, 2008. As a result, 31,952,749 shares may be cast at the Annual Meeting on Proposal 1, Proposal 2and Proposal 3. In the event any other matter is properly brought before the stockholders at the Annual Meeting, in the event the holders of Series B Preferred are not entitled to vote on any such matter, a total of 31,952,749 shares may be cast at the Annual Meeting on such matter; and in the event the holders of Series B Preferred are entitled to vote on any such matter, a total of 32,427,836 votes may be cast by all stockholders at the Annual Meeting on such matter.

Vote Required

The required quorum for the transaction of business at the Annual Meeting is a majority of the Company’s capital stock issued and outstanding on the Record Date and entitled to be voted at the meeting, present in person or represented by proxy. Votes withheld from any voting will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will be excluded from the vote on any proposal. On Proposal 1, the seven nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors of Aeolus. On Proposal 2, Proposal 3 and any other proposal properly brought before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Aeolus’ capital stock present or represented and voting on the proposal at the meeting is required for approval.

Abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on the proposals at the meeting. Accordingly, abstentions will not have any effect for purposes of the election of directors and will have the same effect as votes against the other proposals.

In a 1988 case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in this manner. Accordingly, broker non-votes with respect to any proposal will therefore not be considered represented and voting and, accordingly, will not affect the determination as to whether the requisite vote has been obtained to approve a proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Aeolus’ Bylaws provide that the number of directors constituting the Board of Directors shall be no less than one nor greater than seven. The Board currently consists of seven members. For as long as it owns more than 20% of Aeolus’ outstanding Common Stock, on an as converted to Common Stock and fully diluted basis, Goodnow Capital, L.L.C., a Delaware limited liability company (“Goodnow”), has the right to designate up to two directors for election to the Board pursuant to the terms of a purchase agreement between Goodnow and the Company. David C. Cavalier, a current director standing for re-election, is President of Goodnow. Xmark Opportunity Partners, LLC is the sole manager of Goodnow and possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow.  The Board has recommended that the seven individuals set forth below be elected to the Board.

The directors being elected at the Annual Meeting are to serve for one year, each until the election and qualification of his successor, or until his earlier death, removal or resignation. It is intended that proxies will be voted FOR all of the nominees named below. If any nominee is unable or declines to serve as a director at the time of the meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. Each nominee listed below has agreed to serve as a director if elected. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of Aeolus.

Name of Nominee	Age as of January 29, 2008	Director Since
David C. Cavalier	38	April 2004
John M. Farah, Jr., Ph.D.	55	October 2005
Joseph J. Krivulka	55	June 2004
Amit Kumar, Ph.D.	43	June 2004
Michael E. Lewis, Ph.D.	56	June 2004
Chris A. Rallis	54	June 2004
Peter D. Suzdak, Ph.D.	49	June 2004

David C. Cavalier has been the Chairman of our Board since April 30, 2004. Since 2001, he has been a Principal and the Chief Operating Officer of Xmark Opportunity Partners, LLC, a manager of a family of private investment funds.  From 1995 to 1996, Mr. Cavalier worked for Tiger Real Estate, a $785 million private investment fund sponsored by Tiger Management Corporation. Mr. Cavalier began his career in 1994 in the Investment Banking Division of Goldman, Sachs & Co. working on debt and equity offerings for public and private real estate companies. He received a B.A. from Yale University and an M.Phil. from Oxford University.

John M. Farah, Jr., Ph.D. is Vice President, Intercontinental Operations of International Pharmaceutical Operations for Cephalon, Inc. Dr. Farah joined Cephalon in 1992 to manage technology requirements and collaborations for the research and development organization. He then served in several roles with increasing responsibilities in scientific affairs, managing biotech research partnerships, product licensing and academic collaborations. In 1998, Dr. Farah was promoted to senior director and, in 2001, vice president of worldwide business development responsible for promoting and negotiating R&D and commercial alliances with multinational and regional pharmaceutical firms. In 2003, Dr. Farah was appointed head of worldwide product export, and in 2006 he became responsible for strategic growth and commercial success of Cephalon in Latin America, Japan and certain commonwealth countries.  Prior to joining Cephalon, Dr. Farah was a research investigator at GD Searle and served as a postdoctoral fellow at the National Institutes of Health. He received his Doctorate in physiology in 1985 from the Uniformed Services University in Bethesda, Maryland. He also received a B.S. degree in Zoology from the University of Maryland and a B.H.A. degree from New College of California in San Francisco.

Joseph J. Krivulka is the founder of Triax Pharmaceuticals, LLC and has served as its President since November 2004. He also co-founded Reliant Pharmaceuticals, LLC and served as its President from 1999 until 2004. Mr. Krivulka has more than 25 years of experience in the pharmaceutical industry and was formerly Chief Executive Officer of Bertek, Inc., a subsidiary of Mylan Laboratories Inc., and Corporate Vice President of Mylan Laboratories. He has extensive expertise in product launches, reformulation and line extensions, clinical development, and manufacturing. He successfully brought to market numerous branded products and managed Mylan’s entry into the branded pharmaceutical business, with the acquisition of several pharmaceutical companies. Dr. Krivulka is a member of the board of directors of Nektar Therapeutics, a publicly-held pharmaceutical company.

Amit Kumar, Ph.D. has been President and Chief Executive Officer of CombiMatrix Corporation since September 2001 and has been a director of CombiMatrix since September 2000. Previously, Dr. Kumar was Vice President of Life Sciences of Acacia Research Corp. From January 1999 to February 2000, Dr. Kumar was the founding President and CEO of Signature BioSciences, Inc., a life science company developing technology for advanced research in genomics, proteomics and drug discovery. From January 1998 to December 1999, Dr. Kumar was an Entrepreneur in Residence with Oak Investment Partners, a venture capital firm. From October 1996 to January 1998, Dr. Kumar was a Senior Manager at Idexx Laboratories, Inc., a biotechnology company. From October 1993 to September 1996, he was Head of Research & Development for Idetek Corporation, which was later acquired by Idexx Laboratories, Inc. Dr. Kumar received his B.S. in Chemistry from Occidental College. After joint studies at Stanford University and the California Institute of Technology, he received his Ph.D. from the California Institute of Technology in 1991. He also completed a post-doctoral fellowship at Harvard University from 1991 to 1993. Dr. Kumar is also a member of the board of directors of Ascent Solar Technologies, a publicly-held photovoltaic cell manufacturer, and Tacere Therapeutics, a private biotechnology company.

Michael E. Lewis, Ph.D. has been President of BioDiligence Partners, Inc., a private consulting firm, since 1994. He co-founded Cara Therapeutics Inc., a privately-held biopharmaceutical company, and has served as a director and Chief Scientific Advisor of Cara since 2004. He has also served as a director of Polymedix, Inc., a publicly-held biotechnology company, since 2003. Dr. Lewis co-founded Arena Pharmaceuticals, Inc. in 1997, and was a director until 2000 and Arena’s Chief Scientific Advisor until 2003. He also co-founded Adolor Corporation in 1994 and served as its Chief Scientific Advisor until 1997. Dr. Lewis was Vice President of Research at Symphony Pharmaceuticals, Inc. from 1993 to 1994. He also co-founded Cephalon, Inc., where he served as Senior Scientist, Director of Pharmacology, and Senior Director of Scientific Affairs, between 1988 and 1993. Prior to that, Dr. Lewis was a Principal Investigator at E.I. DuPont de Nemours & Co., Inc. from 1985 to 1987. Dr. Lewis received a B.A. with Special Honors in Psychology from George Washington University, and an M.A. and Ph.D. in Psychology from Clark University, followed by postdoctoral training in neurosciences at the University of Cambridge, the National Institutes of Health, and the University of Michigan.

Chris A. Rallis was most recently the President and Chief Executive Officer of ImmunoBiosciences, Inc. (“IBI”), a vaccine technology company located in Raleigh, North Carolina from April 2006 through June 2007.   Prior to joining IBI, Mr. Rallis served as an executive in residence (part time) for Pappas Ventures, a life sciences venture capital firm and as a consultant for Duke University and Panacos Pharmaceuticals, Inc. Mr. Rallis is the former President and Chief Operating Officer and director of Triangle Pharmaceuticals, Inc., which was acquired by Gilead Sciences in January 2003 for approximately $465 million.  Prior to assuming the role of President and COO in March 2000, he was Executive Vice President, Business Development and General Counsel. While at Triangle, Mr. Rallis participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of ten compounds. Before joining Triangle in 1995, Mr. Rallis served in various business development and legal management roles with Burroughs Wellcome Co. over a 13-year period, including Vice President of Strategic Planning and Business Development. Mr. Rallis also serves on the board of Salisbury School, a private secondary school in Salisbury, Connecticut.  Mr. Rallis received his A.B. degree in economics from Harvard College and a J.D. from Duke University.

Peter D. Suzdak,Ph.D.is a research and development executive with more than 19 years experience in U.S. and European pharmaceutical companies. Dr. Suzdak is currently President, Chief Executive Officer and founder of Cardioxyl Pharmaceuticals.  Prior to joining Cardioxyl in 2006, Dr. Suzdak was President, Chief Executive Officer and co-founder of Artesian Therapeutics, Inc. and raised $15 million in venture capital financing and advanced two lead drug discovery programs from idea stage to clinical candidate selection stage.  In October 2005, Artesian Therapeutics was acquired by Cardiome Pharma.  Prior to joining Artesian Therapeutics, Dr. Suzdak was most recently at Guilford Pharmaceuticals, Inc. from 1995 to 2002. During his tenure as Vice President of Research, then Senior Vice President of Research and Development, Dr. Suzdak was responsible for all pharmaceuticals drug discovery, preclinical development and clinical development at Guilford.  Dr. Suzdak was responsible for establishing an integrated drug discovery and development function at Guilford and building an extensive technology and intellectual property platform around multiple novel biological targets.  Prior to joining Guilford, Dr. Suzdak held various positions at Novo-Nordisk A/S in Copenhagen, Denmark from 1988 to 1995, including Director of Neurobiology Research. Dr. Suzdak was involved in multiple drug discovery and development collaborations with major pharmaceutical companies in the U.S. and Europe, including Abbott which resulted in the successful discovery, clinical development, approval and marketing of the novel anti-epileptic Gabatril®. Prior thereto, Dr. Suzdak was a Pharmacology Research Associate in the Clinical Neuroscience Branch of the National Institute of Mental Health in Bethesda, in the laboratory of Dr. Steven M. Paul, from 1985 to 1988. Dr. Suzdak received his Ph.D. in Pharmacology from the University of Connecticut and a B.S. in Pharmacy from St. Johns University.

Information Concerning the Board of Directors and its Committees

Director Independence and Board Meetings

The business of Aeolus is under the general management of the Board of Directors, as provided by the laws of Delaware and the Bylaws of Aeolus. During the fiscal year ended September 30, 2007, the Board of Directors held five formal meetings, excluding actions by unanimous written consent. Each member of the Board attended all of the fiscal 2007 meetings of the Board of Directors and Board committees of which he was a member.  Aeolus does not have a policy with regard to Board members’ attendance at annual meetings. At the Company’s 2007 Annual Meeting of Stockholders, allof the directors standing for election were in attendance.

After review of all relevant transactions or relationships between each director, or any of his family members, and the Company, the Company’s senior managementand its independent registered public accounting firm, the Board of Directors has affirmatively determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards, as currently in effect, excluding Mr. Cavalier.

The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee

The Audit Committee currently consists of Mr. Cavalier, Chairman, Dr. Kumar and Mr. Rallis. During fiscal 2007, the Audit Committee held four formal meetings and met with Aeolus’ independent registered public accounting firm prior to the release of financial results for the first three quarters of fiscal 2007.  The Audit Committee reviews the results and scope of the audit and other services provided by Aeolus’ independent registered public accounting firm. The Audit Committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement. The Board of Directors has determined that Mr. Cavalier is an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (“Regulation S-K”). Mr. Cavalier is President of Goodnow. Xmark Opportunity Partners, LLC, which together with its affiliates beneficially owns approximately 50% of the Common Stock, is the sole manager of Goodnow and possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow. Excluding Mr. Cavalier as a result of his affiliation with Goodnow Capital and Xmark Opportunity Partners, LLC, the Board of Directors has determined that all of the members of the Audit Committee meet the Nasdaq Audit Committee independence standards, as currently in effect.

Compensation Committee

The Compensation Committee currently consists of Mr. Cavalier, Chairman, Mr. Krivulka and Dr. Suzdak. During fiscal 2007, the Compensation Committee did not hold any formal meetings. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for officers of Aeolus, and determines the amount and type of equity incentives granted to participants in Aeolus’ 2004 Stock Incentive Plan, as amended (the “Plan”).

Nominating Committee

The Board does not have a standing nominating committee. The Board does not believe a nominating committee is necessary based on Aeolus’ size and the beneficial ownership (beneficial ownership assumes the exercise of all warrants and options by the respective holder) by Xmark Opportunity Partners, LLC and Efficacy Biotech Master Fund Ltd. (“Efficacy”), of more than 90% of the Company’s outstanding Common Stock. The Board will consider establishing a nominating committee at the appropriate time.

The entire Board of Directors participates in the consideration of director nominees. To date, the Board of Directors has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this proxy statement and on Aeolus’ web site at www.aeoluspharma.com. If Aeolus receives any security holder communication for an independent director, Aeolus will relay it to the independent director. Director nominations submitted by a stockholder will be considered by the full Board. The Board of Directors believes that the Company currently has in place adequate methods for receiving communications from its stockholders. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company, at 23811 Inverness Place, Laguna Niguel, California 92677 (Attention: Secretary). The Company will forward any such communication to the Board member.

Code of Ethics

The Company has a Code of Ethics that applies to its Chief Executive Officer, senior financial officers, controller and other similar employees. The purpose of the Code of Ethics is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents filed with the SECand other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Ethics; and accountability for adherence to the Code of Ethics;and to deter wrongdoing. A copy of the Company’s Code of Ethics can be obtained from the Company’s website at www.aeoluspharma.com.

The Board of Directors has approved and recommends that stockholders vote “FOR” the election of the seven nominees listed above.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the ownership of shares of Aeolus’ Common Stock and Series B Preferred as of the close of business on the Record Date by:

•	each person known by Aeolus to beneficially own more than 5% of the outstanding shares of each class of the Company’s stock;
•	each of Aeolus’ directors;
•	each of Aeolus’ Named Executive Officers (as defined under “Executive Compensation” below); and
•	all of Aeolus’ directors and executive officers as a group.

	Preferred Stock		Common Stock
Identity of Owner or Group (1)(2)	Beneficially Owned	Percentage Owned	Beneficially Owned		Percentage Owned(4)

Directors:
David C. Cavalier	-	-	17,074,283	(5)	49.9%
John M. Farah, Jr., Ph.D. (6)	-	-	67,591		*
Joseph J. Krivulka (6)	-	-	91,000		*
Amit Kumar, Ph.D. (6)	-	-	91,000		*
Michael E. Lewis, Ph.D. (6)	-	-	91,000		*
Chris A. Rallis (6)	-	-	91,000		*
Peter D. Suzdak, Ph.D. (6)	-	-	91,000		*

	Preferred Stock			Common Stock
Identity of Owner or Group (1) (2)	Beneficially Owned	Percentage Owned		Beneficially Owned		Percentage Owned (4)

Named Executive Officers:
Brian Day, Ph.D. (7)	-	-		147,978		*
John L. McManus (8)	-	-		566,667		1.7%
Michael P. McManus (9)	-	-		177,350		*
Elaine Alexander, M.D. (6)	-	-		80,000		*
Richard P. Burgoon, Jr. (10)	-	-		269,250		*
All directors and executive officers as a group (10persons)	-	-		18,488,869	(11)	52.0%

Greater than 5% Stockholders:
BVF Partners, L.P. and its affiliates	-	-		1,881,869	(12)	5.8%
900 N. Michigan Ave, Suite 1100
Chicago IL 60611

Elan Corporation, plc	475,087	100.0%	(3)	475,087	(13)	1.5%
Lincoln House
Lincoln Place
Dublin 2, Ireland

Efficacy Biotech Master Fund Ltd	-	-		16,660,000	(14)	42.9%
11622 El Camino Real, Suite 100
San Diego, CA 92130

Great Point Partners, LLC	-	-		1,704,747	(15)	5.3%
2 Pickwick Plaza, Suite 450
Greenwich, CT 06830

Xmark Opportunity Partners, LLC and its affiliates	-	-		16,984,283	(16)	49.8%
90 Grove Street
Ridgefield, CT 06877

*  Less than one percent

(1) Unless otherwise indicated, the address of all the owners is: c/o Aeolus Pharmaceuticals, Inc., 23811 Inverness Place, Laguna Niguel, California 92677.

(2) This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedule 13Ds and 13Gs, as amended, filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3) Percent of shares beneficially owned by any person is calculated by dividing the number of shares of preferred stock beneficially owned by that person by 475,087, the number of shares of preferred stock outstanding as of the close of business on the Record Date, and the number of shares of preferred stock as to which that person has the right to acquire voting or investment power within 60 days of the Record Date.

(4) Percent of shares beneficially owned by any person is calculated by dividing the number of shares of Common Stock beneficially owned by that person by 31,952,749,the number of shares of Common Stock outstanding as of the close of business on the Record Date, and the number of shares of common stock as to which that person has the right to acquire voting or investment power within 60 days of the Record Date.

(5) Consists of 90,000 shares of Common Stock issuable upon exercise of options held by David C. Cavalier; 8,107,039 shares of Common Stock owned by Goodnow; 1,719,168 shares of Common Stock owned by Xmark Opportunity Fund, L.P., a Delaware limited partnership ("Opportunity LP"); 2,984,345shares of Common Stock owned by Xmark Opportunity Fund, Ltd., a Cayman Islands exempted company ("Opportunity Ltd"); 1,023,731 shares of Common Stock owned by Xmark JV Investment Partners, LLC, a Delaware limited liability company ("JV Partners"); 660,000 shares of Common Stock issuable upon exercise of warrants held by Opportunity LP; 990,000 shares of Common Stock issuable upon exercise of warrants held by Opportunity Ltd; 500,000 shares of Common Stock issuable upon exercise of warrants held by JV Partners; and 1,000,000 shares of Common Stock that Xmark Opportunity Partners, LLC, aDelawarelimited liability company ("Opportunity Partners"), has the right to vote pursuant to a voting trust agreement between Opportunity Partnersand the holders of record of the shares.  Opportunity Partnersis the Manager of Goodnow and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow.  Opportunity Partners is the sole member of the investment manager of Opportunity LP and Opportunity Ltd and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Opportunity LP and Opportunity Ltd.  Opportunity Partners is the investment manager of JV Partners and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by JV Partners.  Messrs. Cavalier and Mitchell D. Kaye, the Chief Operating Officer and Chief Executive Officer, respectively, of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners.

(6) Consists solely of shares of common stock issuable upon exercise of options held by the named individual.

(7) Consists of 6,778 shares owned directly and 141,200 shares issuable upon exercise of options.

(8) Consists of 30,000 shares owned directly and 536,667 shares issuable upon exercise of options.

(9) Consists of 3,600 shares owned directly and 173,750 shares issuable upon exercise of options.

(10) Consists of 185,914 shares owned directly and 83,336 shares issuable upon exercise of options.

(11) Consists of shares of Common Stock beneficially owned by the Company’s directors and the following executive officers: Dr. Day; Mr. John McManus and Mr. Michael McManus. See footnotes (5), (6), (7) (8) and (9) above.

(12) Consists of 391,513 shares of common stock and warrants to purchase 170,000 shares of common stock held by Biotechnology Value Fund, L.P.; 268,279 shares of common stock and warrants to purchase 116,000 shares of common stock held by Biotechnology Value Fund II, L.P.; 65,259 shares of common stock and warrants to purchase 28,336 shares of common stock held by Investment 10, LLC; and 586,818 shares of common stock and warrants to purchase 255,664 shares of common stock held by BVF Investments, L.L.C.  BVF Partners L.P. is the general partner of Biotechnology Fund, L.P. and Biotechnology Fund II, L.P., the attorney-in-fact of Investment 10, LLC and the managing partner of BVF Investments, LLC.  BVF, Inc. is the general partner of BVF Partners, L.P. Mark N. Lampert is the sole shareholder and sole director and anofficer of BVF, Inc., and exercises voting and dispositive control of the shares referenced herein. Mr. Lampert disclaims beneficial ownership of the shares referenced herein except to the extent he has a pecuniary interest therein.

(13) Consists of 475,087 shares of common stock which are issuable upon conversion of an aggregate of 475,087 shares of Series B Preferred Stock.

(14) Consists of 9,800,000 shares of common stock and warrants to purchase 6,860,000 shares of common stock.  Efficacy Capital, Ltd.is the investment advisor of Efficacy Biotech Master Fund Ltd. Mark Lappe and Jon Faiz Kayyem exerciseshared voting and dispositive power over these shares.

(15) Consists of 680,000 shares of common stock and warrants to purchase 272,000 shares of common stock held by Biomedical Value Fund, L.P.; and 524,747 shares of common stock and warrants to purchase 228,000 shares of common stock held by Biomedical Offshore Value Fund, Ltd. Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. (collectively, “Biomedical”) are parties to a Voting Trust Agreement with Xmark Opportunity Partners, LLC, dated April 19, 2004, pursuant to which Xmark Opportunity Partners, LLC is the voting trustee and possesses the sole power to vote 1,000,000 shares of common stock held by Biomedical. Xmark Opportunity Partners, LLC does not exercise any investment authority with respect to these shares and disclaims any pecuniary interest in these shares.  Great Point Partners, LLC is the investment manager of Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd.

(16) Consists of 8,107,039 shares of Common Stock owned by Goodnow; 1,719,168 shares of Common Stock owned by Opportunity LP; 2,984,345shares of Common Stock owned by Opportunity Ltd.; 1,023,731 shares of Common Stock owned by JV Partners; 660,000 shares of Common Stock issuable upon exercise of warrants held by Opportunity LP; 990,000 shares of Common Stock issuable upon exercise of warrants held by Opportunity Ltd; 500,000 shares of Common Stock issuable upon exercise of warrants held by JV Partners; and 1,000,000 shares of Common Stock that Opportunity Partnershas the right to vote pursuant to a voting trust agreement between Opportunity Partnersand the holders of record of the shares.  Opportunity Partnersis the Manager of Goodnow and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow.  Opportunity Partners is the sole member of the investment manager of Opportunity LP and Opportunity Ltd and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Opportunity LP and Opportunity Ltd.  Opportunity Partners is the investment manager of JV Partners and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by JV Partners.  David C. Cavalier and Mitchell D. Kaye, the Chief Operating Officer and Chief Executive Officer, respectively, of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners.

Series B Convertible Preferred Stock

As of the close of business on the Record Date, there were 475,087shares of Series B Preferred issued and outstanding. Each share of Series B Preferred was convertible into one share of Common Stock as of the close of business on the Record Date. The Series B Preferred is non-voting except for matters specifically relating to the rights of the Series B Preferred, as provided in the Charter, and as otherwise required pursuant to Delaware law.

Common Stock

As of the close of business on the Record Date, there were 31,952,749 shares of Common Stock issued and outstanding.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers identified in the Summary Compensation Table below as our Named Executive Officers for the fiscal year ended September 30, 2007. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for,primarily,the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

The Compensation Committee of our board of directors oversees our executive compensation program. In this role, the Compensation Committee reviews and approves, or recommends for approval, annually all compensation decisions relating to our executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The objectives of our executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to the achievement of business objectives and individual performance. Our executive compensation philosophy is based on the following principles:

Competitive and Fair Compensation.  We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. In addition to providing competitive compensation packages, we also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.

Sustained Performance.  Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic development alliances with third parties and timely accomplishment of strategic objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.

In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives.  Because of our current stage of development, we have not used profitability or short-term market value of our stock as a significant factor in review of executives’ performance and setting compensation.  As such, we evaluate other indications of performance, such as progress of our drug development programs and corporate development activities, our success in recruiting and retaining highly qualified personnel and our success in securing capital sufficient to enable us to continue drug development activities.  These considerations necessarily involve an assessment by the Compensation Committee of both individual and corporate performance.

Comparative Compensation Review and Benchmarking

We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking. We believe that information regarding pay practices at other companies is useful in two respects, however. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Accordingly, although our Compensation Committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation, the committee conducts benchmarking reviews of the base salaries of our executive officers.  These reviews are based on independent executive compensation studies as well as internally generated studies of peer companies.  We regularly compare our compensation packages with those of other companies in the biotechnology and pharmaceutical industry and through reviews of survey data and information gleaned from filings of publicly traded companies. However, while such information may be a useful guide for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance and the unique operating model that our Company utilizes. Our review of this information and these factors forms the basis of our compensation recommendations.

In making compensation decisions, the Compensation Committee compares our executive compensation against that paid by publicly traded companies in the biotechnology and pharmaceutical industry. This informal group consists of companies the Compensation Committee believes are generally comparable to our company at the time and against which the committee believes we compete for executive talent.

Elements of Executive Compensation

Compensation for our executives generally consists of the following elements:
  salary;
  bonus;
  stock-based awards;
  health, dental, life and disability insurance and other traditional employee benefits; and
  severance and change-in-control agreements
    We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by compensation surveys and publicly available filings of peer companies, determines subjectively what it believes to be the appropriate level and mix of the various compensation components. Ultimately, the Compensation Committee’s objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our company and our stockholders. Therefore, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to reward superior performance against specific annual goals. We provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals.

Salary.  Salary for our executives is generally set by reviewing compensation for comparable positions in the market, as described above, and the historical compensation levels of our executives. Salaries are then reviewed and adjusted, if necessary, from time to time, but at least once annually, based upon market changes, actual corporate and individual performance and promotions or changes in responsibilities.   Due to the Company’s lack of adequate financial resources, there were no salary increases granted during fiscal year 2007.

Bonuses.  Bonuses, as well as annual increases in salaries, generally are based on actual corporate and individual performance compared to targeted performance criteria and various subjective performance criteria.   Due to the Company’s lack of adequate financial resources, there were no bonuses granted during fiscal year 2007.  The Compensation Committee works with our President and Chief Executive Officer to develop corporate and individual goals that they believe can be reasonably achieved with an appropriate level of effort over the course of the year. Targeted performance criteria vary for each executive based on his or her area of responsibility, and may include:
  achievement of the operating budget for Aeolus as a whole;
  continued innovation in development and commericialization of our technology;
  timely development of new product candidates; and
  implementation of financing strategies and establishment of strategic development alliances with third parties.

    Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to grow as we mature as a company, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The Compensation Committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria. The Named Executive Officers were not paid bonuses in fiscal year 2007 as a result of the Company’s limited financial resources.

    Stock-Based Awards.  Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option award program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of stock-based awards is generally intended to reflect the executive’s position with us and his or her contributions to us, including his or her success in achieving the individual performance criteria described above and his or her contributions to our corporate goals. We generally make stock-based awards on an annual basis in connection with our annual reviews of executive performance and compensation, but will also make such awards in connection with appropriate events, such as the promotion of the executive or significant achievements. We generally grant annual stock-based awards at the renewal date of the respective executive officers employment or consulting agreement. The Compensation Committee may consider the value of stock-based awards or other long-term compensation arrangements previously granted or entered into with the executive in making grants of stock-based awards, but a significant amount of value represented by previous awards will not necessarily cause the committee to forego making, or reduce the size of, a future award. We generally grant stock options with monthly vesting schedules over a one-year period to encourage key employees to continue their employment with us.

Insurance and Other Employee Benefits.  We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance and dental insurance.  In particular circumstances, we also utilize cash signing bonuses and pay relocation expenses when executives join us.  Whether a signing bonus and relocation expenses are paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment or to create additional incentive for an executive to join our company in a position for which there is high market demand.

Severance and Change-in-Control Arrangements.Compensation for executive officers also includes severance and change-in-control arrangements, which are generally reflected in the employment agreements for such officers. These arrangements, like other elements of executive compensation, are structured with regard to practices at comparable companies for similarly-situated officers and in a manner we believe is likely to attract and retain high quality executive talent. Changes to existing severance arrangements are also sometimes negotiated with departing executives in exchange for transition services and/or general releases. The severance and change-in-control arrangements currently in place with our current executive officers, and the severance arrangements entered into with executive officers who departed in fiscal year 2007, are described in greater detail under “— Executive Compensation — Employment Agreements,” “— Severance Agreements” and “— Payments Upon Termination or Change of Control.”

Other Corporate Policies Relating to Executive Compensation

Role of Executive Officers in Determining or Recommending Executive and Director Compensation.Management plays a significant role in the process of setting executive compensation. The most significant aspects of management’s role are:
  evaluating employee performance;
  establishing business performance targets and objectives; and
  recommending salary levels and stock-bsed awards.
    Our President and Chief Executive Officer works with the chair of the Compensation Committee in establishing the agenda for committee meetings. Management also prepares meeting information for each Compensation Committee meeting. Our President and Chief Executive Officer also participates in Compensation Committee meetings at the Committee’s request to provide:
  background information regarding our company's strategic objectives and progress toward the attainment of those objectives;
  his evaluation of the performance of the senior executive officers; and
  compensation recommendations as to senior executive officers, other than himself.
Ultimately, however, all compensation decisions are made, or recommended to the board of directors, by the Compensation Committee or the board of directors as a whole, which makes such decisions and recommendations after considering management’s recommendations in light of compensation surveys and other data as well as engaging in deliberations in executive session without the presence of any members of management.

Management does not play any role in setting non-employee director compensation. Decisions with respect to non-employee director compensation are made by the Compensation Committee.

Impact of Tax and Accounting Treatment on Compensation Decisions.Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four othermost highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

The Committee also considers the accounting implications to the Company of its executive compensation decisions, including, among other things, the financial statement impact of equity compensation awards as determined pursuant to Financial Accounting Standards Board Statement No. 123R, “Share Based Payment” (“SFAS 123R”).

Security Ownership Requirements or Guidelines.  While we believe it is important for our executives to have an equity stake in our company in order to help align their interests with those of our stockholders, we do not currently have any equity ownership guidelines for our executive officers.

Executive Compensation

The following table sets forth all compensation earned for services rendered to Aeolus in all capacities for the fiscal year ended September 30, 2007, by its principal executive officer, principal financial officer, and its three other most highly compensated executive officers who served in such capacities as of the end of fiscal 2007 and one other individual who served as Chief Executive Officer of the Company during fiscal 2007, collectively referred to as the “Named Executive Officers”.

Summary Compensation Table
		Annual Compensation			All Other Compensation ($)		Total ($)
Name and Principal Position(s)	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($) (1)
John L. McManus	2007	$250,200	—	$207,044	—		$457,244
President and
Chief Executive Officer

Brian Day, Ph.D.	2007	—	—	33,915	$132,000	(2)	165,915
Chief Scientific Officer

Michael P. McManus (3)	2007	—	—	81,734	—		81,734
Chief Financial Officer,
Treasurer and Secretary

Elaine Alexander, M.D.	2007	—	—	14,974	165,000	(4)	179,974
Former Chief Medical Officer

Richard P. Burgoon, Jr. (5)	2007	33,333	$37,707	—	50,000	(5)	121,040
Former Chief Executive
Officer

(1)
The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statements reporting purposes for stock options for he fiscal year ended September 30, 2007 in accordance with SFAS 123R.  The assumptions we used to calculate these amounts are discussed in Note H to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2007.

(2)
Dr. Day is Professor of Medicine, Immunology & Pharmaceutical Sciences at the National Jewish Medical and Research Center (“NJM”) and is not an employee of the Company. For his services as Chief Scientific Officer during fiscal 2007, Dr. Day was paid a monthly consulting fee of $11,000.  Dr. Day also receives an option to purchase up to 50,000 shares of Common Stock on October 1st of each year that he provides consulting services to the Company.  During fiscal 2007, Dr. Day was paid $132,000 in consulting fees.  The Company has also entered into several grant agreements with NJM, for which Dr. Day was the principal investigator.  The Company paid NJM $49,640 in fiscal 2007. The Company also has an exclusive worldwide license from NJM to develop, make, have made, use and sell products using certain technology developed by certain scientists at NJM.

(3)
Mr. Michael McManus is not an employee of the Company. For his services as Chief Financial Officer, McManus & Company, Inc., a consulting firm in which Mr. Michael McManus and Mr. John McManus are each 50% owners, is paid a monthly consulting payment of $25,000 and Mr. McManus receives an option to purchase up to 90,000 shares of Common Stock on July 10th of each year that he provides consulting services to the Company. Under this contract, McManus & Company, Inc. also provides the Company with its corporate headquarters, facilities management and the outsourcing of the administrative, accounting, finance and accounting functions.  During fiscal 2007, McManus & Company, Inc. was paid $335,000 in consulting fees pursuant to services rendered by Mr. Michael McManus to the Company.

(4)
Dr. Alexander was a consultant of the Company and served as Chief Medical Officer in fiscal 2007 until August 2007.  For her services, Dr. Alexander was paid a monthly consulting fee of $15,000 and received an option to purchase up to 2,000 shares of Common Stock at the end of each month she provided consulting services to the Company. During fiscal 2007, Dr. Alexander was paid $165,000 in consulting fees.

(5)	Mr. Burgoon was Chief Executive Officer in fiscal 2007 until November 30, 2006. This amount consists of severance benefits paid in connection with a separation agreement.

Grants of Plan Based Awards During the Fiscal Year Ended September 30, 2007

The following table summarizes all option grants during the fiscal year ended September 30, 2007 to the Named Executive Officers. Each of these options was granted pursuant to the Plan:
	Grant Date			Exercise or Base Price of Option Awards
Name		All Other Option Awards: Number of Shares Underlying Options (#)			Grant Date Fair Value of Option Awards ($) (1)
John L. McManus	7/13/2007	250,000	(2)	$0.90	$224,650

Brian Day, Ph.D.	10/2/2006	50,000	(2)	$0.68	$33,930

Michael P. McManus	7/10/2007	90,000	(2)	$1.01	$90,756

Elaine Alexander, M.D.	10/31/2006	2,000	(3)	$0.83	$1,657
	11/30/2006	2,000	(3)	$0.68	$1,357
	12/29/2006	2,000	(3)	$0.55	$1,098
	1/31/2007	2,000	(3)	$0.45	$899
	2/28/2007	2,000	(3)	$0.68	$1,358
	3/30/2007	2,000	(3)	$0.69	$1,378
	4/30/2007	2,000	(3)	$1.19	$2,376
	5/31/2007	2,000	(3)	$0.85	$1,697
	6/29/2007	2,000	(3)	$0.86	$1,717
	7/31/2007	2,000	(3)	$0.72	$1,438

Richard P. Burgoon, Jr.	—	None		—	—

(1)	The amounts in the “Grant Date Fair Value of Option Awards” column reflect the grant date fair value of each equity award calculated in accordance with SFAS 123(R).

(2)	The option grant to this officer vests on a monthly basis for twelve months with a ten-year term, subject to earlier termination upon certain events.

(3)	The option grant to this officer wasgranted fully vested with a ten-year term, subject to earlier termination upon certain events.

Outstanding Equity Awards as of September 30, 2007

The following table sets forth information regarding unexercised stock options for each of the Named Executive Officers outstanding as of September 30, 2007.  The Company does not award stock grants or other equity incentive awards and as such has not made any disclosures regarding such awards.

	Number of Securities Underlying Unexercised Options Exercisable			Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Name		Number of Securities Underlying Unexercised Options Unexercisable
John L. McManus	10,000	—		—	$0.97	7/29/2015
	10,000	—		—	$0.91	8/31/2015
	10,000	—		—	$1.12	9/30/2015
	10,000	—		—	$1.15	10/31/2015
	10,000	—		—	$1.03	11/30/2015
	10,000	—		—	$0.95	12/30/2015
	10,000	—		—	$0.89	1/31/2016
	10,000	—		—	$0.90	2/28/2016
	10,000	—		—	$0.80	3/31/2016
	10,000	—		—	$0.75	4/28/2016
	10,000	—		—	$0.60	5/31/2016
	10,000	—		—	$0.81	6/30/2016
	250,000	—		—	$0.75	7/14/2016
	41,666	208,334	(1)	—	$0.90	7/13/2017

Brian Day, Ph.D.	1,200	—		—	$51.25	4/7/2010
	2,000	—		—	$0.90	2/28/2015
	2,000	—		—	$0.70	3/31/2015
	2,000	—		—	$0.55	4/29/2015
	2,000	—		—	$0.71	5/31/2015
	2,000	—		—	$0.73	6/30/2015
	2,000	—		—	$0.97	7/29/2015
	2,000	—		—	$0.91	8/31/2015
	2,000	—		—	$1.12	9/30/2015
	2,000	—		—	$1.15	10/31/2015
	2,000	—		—	$1.03	11/30/2015
	2,000	—		—	$0.95	12/31/2015
	2,000	—		—	$0.89	1/31/2016
	2,000	—		—	$0.90	2/28/2016
	2,000	—		—	$0.80	3/31/2016
	2,000	—		—	$0.75	4/28/2016
	2,000	—		—	$0.60	5/31/2016
	25,000	—		—	$0.85	6/5/2016
	2,000	—		—	$0.81	6/30/2016
	2,000	—		—	$0.69	7/31/2016
	2,000	—		—	$0.80	8/31/2016
	2,000	—		—	$0.80	9/29/2016
	45,833	4,167	(2)	—	$0.68	10/2/2016

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Michael P. McManus	1,250	—		—	$0.73	6/30/2015
	1,250	—		—	$0.97	7/29/2015
	1,250	—		—	$0.91	8/31/2015
	1,250	—		—	$1.12	9/30/2015
	1,250	—		—	$1.15	10/31/2015
	1,250	—		—	$1.03	11/30/2015
	1,250	—		—	$0.95	12/30/2015
	1,250	—		—	$0.89	1/31/2016
	1,250	—		—	$0.90	2/28/2016
	1,250	—		—	$0.80	3/31/2016
	1,250	—		—	$0.75	4/28/2016
	1,250	—		—	$0.60	5/31/2016
	1,250	—		—	$0.81	6/30/2016
	90,000	—		—	$0.80	7/10/2016
	15,000	75,000	(3)	—	$1.01	7/10/2017

Elaine Alexander, M.D.	20,000	—		—	$3.20	11/25/2013
	2,000	—		—	$0.90	2/28/2015
	2,000	—		—	$0.70	3/31/2015
	2,000	—		—	$0.55	4/29/2015
	2,000	—		—	$0.71	5/31/2015
	2,000	—		—	$0.73	6/30/2015
	2,000	—		—	$0.97	7/29/2015
	2,000	—		—	$0.91	8/31/2015
	2,000	—		—	$1.12	9/30/2015
	2,000	—		—	$1.15	10/31/2015
	2,000	—		—	$1.03	11/30/2015
	2,000	—		—	$0.95	12/30/2015
	2,000	—		—	$0.89	1/31/2016
	2,000	—		—	$0.90	2/28/2016
	2,000	—		—	$0.80	3/31/2016
	2,000	—		—	$0.75	4/28/2016
	2,000	—		—	$0.60	5/31/2016
	2,000	—		—	$0.81	6/30/2016
	2,000	—		—	$0.69	7/31/2016
	2,000	—		—	$0.80	8/31/2016
	2,000	—		—	$0.80	9/29/2016
	2,000	—		—	$0.83	10/31/2016
	2,000	—		—	$0.68	11/30/2016
	2,000	—		—	$0.55	12/29/2016
	2,000	—		—	$0.45	1/31/2017
	2,000	—		—	$0.68	2/28/2017
	2,000	—		—	$0.69	3/30/2017
	2,000	—		—	$1.19	4/30/2017
	2,000	—		—	$0.85	5/31/2017
	2,000	—		—	$0.86	6/29/2017
	2,000	—		—	$0.72	7/31/2017

Richard P. Burgoon, Jr.	83,336	—		—	$1.00	12/06/2007

(1)	This option vests as to these shares in approximately equal monthly installments through July 13, 2008.

(2)	The remaining shares subject to this option vested on October 1, 2007 and are fully exercisable.

(3)	This option vests as to these shares in approximately equal monthly installments through July 10, 2008.

Option Exercises and Stock Vested During the Fiscal Year Ended September 30, 2007

The following table sets forth information concerning all stock options exercised during the fiscal year ended September 30, 2007 by the Named Executive Officers.

Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Name

John L. McManus	—	—
Brian Day, Ph.D.	—	—
Michael P. McManus	—	—
Elaine Alexander, M.D.	—	—
Richard P. Burgoon, Jr.	20,833	$(8,333

(1)
Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date prior to the date of exercise multiplied by the number of shares exercised.

Employment Agreements

On July 14, 2006, we entered into an employment agreement with John L. McManus under which Mr. McManus was appointed as our President and Chief Operating Officer. Pursuant to the agreement, Mr. McManus receives an annual salary of $250,000. In addition, Mr. McManus will be entitled to receive a cash bonus of $100,000 if during his employment we enter into a definitive agreement for a partnership for the joint development or commercialization of any of our owned or in-licensed patent rights or the sale of the Company (where greater than 50% of the voting stock of the Company is acquired by a third party).  Mr. John McManus was also granted a stock option to purchase up to 250,000 shares of common stock on each of July 14, 2006 and July 14, 2007, both of which vest at a rate of 20,833 shares per month.  He will alsobe entitled to additional grants of stock option to purchase 250,000 shares of common stock on each July 14ththat the employment agreement is in effect.  The additional options will vest monthly over a 12-month period.  Mr. John McManus’agreement has a one-year termand automatically renewed for an additional one-year period ending July 14, 2008.  The agreement will automatically renew for additional one-year periods unless either party gives notice of its intent not to renew on or before April 15th of the year of renewal.  If the agreement is terminated by us for other than “cause,” we will be obligated to pay all amounts owed to Mr. McManus under the agreement.

Effective January 5, 2005, we entered into a letter agreement with Richard P. Burgoon, Jr., our former Chief Executive Officer. Pursuant to the agreement, Mr. Burgoon received a signing bonus of $50,000 and was paid an annual salary of $200,000. In addition, pursuant to the agreement, we paid Mr. Burgoon a cash bonus of $100,000 following the sale of an aggregate of 10,000,000 shares of our common stock for $5,000,000 in June 2006. On July 12, 2005, Mr. Burgoon’s letter agreement was amended and Mr. Burgoon was granted a fully vested stock option to purchase up to 250,000 shares of Common Stock at an exercise price of $1.00 per share (the “Stock Option”). Mr. Burgoon also received a quarterly bonus in the amount of $32,425,which was adjusted to $37,707 effective January 1, 2006, and which Mr. Burgoon agreed to use exclusively for the purchase of 20,833 shares each quarter through the exercise of the Stock Option.The agreement was terminated effective November 30, 2006. See “—Separation Agreement” below.

Consulting Arrangements

McManus & Company, Inc. (“M&C”), which is jointly owned by Mr. Michael McManus and Mr. John McManus, provides us with administrative, accounting and financial consulting services. In addition, McManus & Company, Inc. also provides the Company with its corporate headquarters, facilities management and the outsourcing of the administrative, accounting, finance and accounting functions.  Pursuant to an agreement with M&C, we pay M&C a monthly consulting payment of $25,000 and Mr. Michael McManus receives an option to purchase up to 90,000 shares of Common Stock on July 10th of each year during the term of the agreement. In addition, the agreement provides for a cash bonus of $20,000 upon the declaration of the effectiveness of a Registration Statement with the United States Securities and Exchange Commission (“SEC”); a cash payment of $15,000 upon the filing of a Preliminary Proxy Statement with the SEC except for the Proxy Statement related to the Company’s Annual Shareholder meeting; and a cash payment of $50,000 upon a change of control such that another entity acquires and/or merges with Aeolus.  During fiscal 2007, 2006 and 2005, we paid M&C $335,000, $207,500 and $43,750, respectively, in consulting fees pursuant to services rendered by Mr. Michael McManus under the agreement.

On October 1, 2006, we entered into a consulting agreement with Dr. Brian Day under which Dr. Day was appointed as our Chief Scientific Officer. Pursuant to the agreement, Dr. Day receives a monthly consulting payment of $11,000. In addition, Dr. Day will be entitled to receive a cash bonus of $30,000 and be granted a stock option to purchase 25,000 shares of the Company’s Common Stock with an exercise price equal to the closing stock price on the date of grant when and if, during the term of this Agreement: (1) the Company completes a financing in excess of $5,000,000, a development or partnership with another life sciences company for the joint development or commercialization of any of the Company’s owned or in-licensed patent rights or a sale of the Company (where greater than 50% of the voting stock of the Company is acquired by a third party), or (2) for each new compound for which an Investigational New Drug application is filed with the U.S. Food and Drug Administration.  The foregoing options shall vest six (6) months following the date of grant as long as Dr. Day continues to be a consultant to or employee of the Company, except in the case of a sale of the Company, in which case, the options shall fully vest and be immediately exercisable.  Dr. Day was also granted a stock option to purchase up to 50,000 shares of common stock on each of October 1, 2006 and October 1, 2007, both of which vest at a rate of 4,167 shares per month.  He will also be entitled to additional grants of stock option to purchase 50,000 shares of common stock on each October 1st that the consulting agreement is in effect.  The additional options will vest monthly over a 12-month period.  Dr. Day’s agreement has a one-year term and may be extended upon mutual agreement of Dr. Day and the Company.  The agreement was extended on October 1, 2007 for a one year period endingSeptember 30, 2008. During fiscal 2007, 2006 and 2005, we paid Dr. Day $132,000, $144,000 and $84,000, respectively, in consulting fees pursuant to services rendered by Dr. Day under the agreement.

Separation Agreement

   On December 6, 2006, weentered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Burgoon. Pursuant to the terms of the Separation Agreement, we madeMr. Burgoon a lump sum payment of $50,000 (less applicable taxes and withholding) and provided Mr. Burgoon with healthcare coverage through June 30, 2007. In addition, Mr. Burgoon receiveda lump sum payment of $37,707, which was usedto exercise an aggregate of 20,883 shares subject to his Stock Option. Mr. Burgoon was alsoentitled to an additional lump sum payment of $150,834 to be used exclusively to exercise the remaining portion of his Stock Option to purchase an aggregate of 83,336 shares of Common Stock in the event that Aeolus’ Board of Directors and stockholders approveda merger agreement with a specified third party by December 6, 2007.  This action did not occur and Mr. Burgoon was not paid the lump sum payment.  In addition,pursuant to the Separation Agreement,145,831 shares of Common Stock that were previously held in trust by the Company on Mr. Burgoon’s behalf werereleased to Mr. Burgoon. Under the Separation Agreement, Mr. Burgoon has provided a general release of claims against Aeolus.

Payments Upon Termination or Change of Control

We have an employment or a consulting agreement with each of our current executive officerswho qualify as Named Executive Officers and previously had an employment or consulting agreement with our former executive officers who qualify as Named Executive Officers. These employment agreements provide for payments to the executive officer upon termination of employment or a change of control of Aeolus under specified circumstances. For information regarding the specific circumstances that would trigger payments and the provision of benefits, the manner in which payments and benefits would be provided and conditions applicable to the receipt of payments and benefits, see “—Employment Agreements”and “—Consulting Agreements.”In addition, we entered into a separation agreement with Mr. Burgoon that provided for actual payments and benefits to this executive officer. Mr. Burgoon ceased to be employed by the Company on November 30, 2006.  For more information regarding this separation agreement, see “— Separation Agreements.”

The following tables set forth information regarding potential payments and benefits that each Named Executive Officer who was serving as an executive officer on September 30, 2007 would receive upon termination of employment or consulting arrangement or a change of control of Aeolus under specified circumstances, assuming that the triggering event in question occurred on September 28, 2007, the last business day of the fiscal year.

Summary of Potential Payments Upon Termination or Change of Control

	Termination without Cause or for Good Reason				Voluntary Resignation
			Value of Options	Value of Stock
	Cash	Value of	with Accelerated	with Accelerated	Cash
Name	Payments (1)	Benefits (2)	Vesting (3)	Vesting (4)	Payments

John L. McManus	$187,650	$16,737	—	—	—
Brian Day, Ph.D.	11,000	—	—	—	—
Michael P. McManus	225,000	—	—	—	—

	Immediately upon a Change of Control		Termination in Connection with a Change of Control
		Value of Options			Value of Options	Value of Stock
	Cash	with Accelerated	Cash	Value of	with Accelerated	with Accelerated
Name	Payments (5)	Vesting (3)	Payments (1)	Benefits (2)	Vesting (3)	Vesting(4)

John L. McManus	$100,000	$—	$187,650	$16,737	—	—
Brian Day, Ph.D. (6)	30,000	—	11,000	—	—	—
Michael P. McManus	50,000	—	225,000	—	—	—

(1)
The amounts in this column reflect a lump sum payment equal to the remaining term of the executive officer’s employment or consulting agreement in effect on September 30, 2007 assuming notice of termination was given on September 28, 2007.

(2)	The amounts in this column reflect the estimated value of health, dental, life and disability insurance to be provided to the Named Executive Officer subsequent to a termination.

(3)
The amounts in this column are calculated based on the difference between $0.51, the closing market price per share of our common stock on September 28, 2007, and the exercise price per share of the options subject to accelerated vesting.

(4)	The amounts in this column are calculated by multiplying the number of shares subject to accelerated vesting by $0.51, the closing market price per share of our common stock on September 28, 2007.

(5)
The amounts in this column reflect the lump sum payment payable upon a change of control pursuant to the executive officer’s employment or consulting agreement in effect on September 30, 2007 assuming a change of control occurred on September 28, 2007.

(6)
Dr. Day would also be granted a stock option to purchase 25,000 shares of the Company’s Common Stock with an exercise price equal to the closing stock price on the date of grantupon the occurrence of a change of control.

The following table setsforth for Richard B. Burgoon, Jr. whose employment with us terminated during the last fiscal year information regarding actual payments and benefits received by Mr. Burgoonpursuant to the separation agreement we entered into with him in connection with his termination of employment. We did not enter into a separation or related agreement with Dr. Elaine Alexander and Dr. Alexander did not receive, and is not entitled to receive, any payments from the Company as a result of her termination.

Summary of Actual Payments Upon Termination of Employment

			Value of	Value of
			Options with	Stock with
			Accelerated	Accelerated
Name	Cash Payments	Value of Benefits	Vesting (1)	Vesting (2)

Richard P. Burgoon, Jr.	$50,000	$8,771	—	—

(1)
The amounts in this column are calculated based on the difference between the closing market price per share of our common stock on November 30, 2006, the actual date of termination of employment and the exercise price per share of the options subject to accelerated vesting.

(2)
The amounts in this column are calculated by multiplying the number of shares subject to accelerated vesting by the closing market price per share of our common stock on November 30, 2006, the actual date of termination of employment.

Compensation of Directors

The following table sets forth information for the fiscal year ended September 30, 2007 regarding the compensation of our directors.

Director Compensation

	Fees Earned or		All Other
Name	Paid in Cash	Option Awards (1)	Compensation	Total

David C. Cavalier	$25,000	$28,952	—	$53,952
John M. Farah, Jr., Ph.D.	15,000	28,952	—	43,952
Joseph J. Krivulka	15,000	29,159	—	44,159
Amit Kumar, Ph.D.	25,000	29,159	—	54,159
Michael E. Lewis, Ph.D.	15,000	29,125	—	44,125
Chris A. Rallis	25,000	29,125	—	54,125
Peter D. Suzdak, Ph.D.	15,000	29,125	—	44,125

(1)
The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for stock options for the fiscal year ended September 30, 2007 in accordance with SFAS 123(R). The assumptions we used to calculate these amounts are discussed in Note H to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2007.

All directors are reimbursed for expenses incurred in connection with each board or committee meeting attended. In addition, the Board of Directors and the Compensation Committee have adopted the following compensation program for the outside members of the Board of Directors:

•
Each non-executive Board member will receive annual cash compensation of $15,000, which will be paid in equal quarterly payments. Cash compensation for new and terminating Board members will be prorated for the period of time that they are a Board member during the respective quarter.

•
Audit Committee members will receive an additional $10,000 of annual cash compensation, which will be paid in equal quarterly payments. Cash compensation for new and terminating Audit Committee members will be prorated for the period of time that they are members of the Audit Committee during the respective quarter.

•
Each non-executive Board member shall receive an annual nonqualified stock option for 30,000 shares in September of each year during service. The option exercise prices shall be equal to the closing price of the Common Stock on the grant date. The options shall have 10-year terms and vest, as long as the director remains on the Board, on a monthly basis over a 12-month period beginning on the date of grant. Unvested options expire upon resignation or termination from the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of September 30, 2007, with respect to both of our equity compensation plans in effect on that date.

Plan category	(a)Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b)Weighted-average exercise price of outstanding options, warrants and rights	(c)Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by our stockholders:
2004 Stock Incentive Plan	1,896,777	$0.79	2,936,559
1994 Stock Option Plan	1,976,840	$4.57	0

Equity compensation plans and securities not approved by our stockholders:
Warrants to Purchase Common Stock Issued to Brookstreet Securities Corporation	250,000	$1.50	Not applicable
Warrant to Purchase Common Stock Issued to TBCC Funding Trust II	1,759	$19.90	Not applicable
Warrant to Purchase Common Stock Issued to W. Ruffin Woody, Jr.	35,000	$1.00	Not applicable
Total - Common Stock	4,160,376		2,936,559

Convertible Promissory Note convertible into shares of Series B Preferred Stock Issued to Elan Pharma International Limited (as of September 30, 2007(1)(2)	53,649	$9.00	7,818
Total - Series B Preferred Stock	53,649		7,818

(1)    As of September 30, 2007, each share of Series B preferred stock was convertible into one share of common stock.

(2)    The conversion value of the note will increase by its 10% interest rate until its maturity on February 8, 2009.

Description of Equity Compensation Plans and Equity Securities Not Approved by Our Stockholders

The warrants to purchase shares of our Common Stock issued to Brookstreet Securities Corporation (“Brookstreet”) have not been approved by our stockholders. In May 2006, we entered into an agreement with Brookstreet to provide us with financial advisory services for a one-year period. For these services, we issued five warrants each to purchase up to 50,000 shares of our Common Stock with an exercise price of $0.50, $1.00, $1.50, $2.00 and $2.50. All warrants are fully vested and exercisable for five years.

The warrant to purchase shares of our Common Stock issued to TBCC Funding Trust II has not been approved by our stockholders. This warrant was issued in October 2001 in connection with the execution of a Master Loan and Security Agreement with Transamerica Technology Finance Corporation. We borrowed $565,000 from Transamerica in October 2001. The warrant expires on October 30, 2008.

The warrant to purchase shares of our Common Stock issued to W. Ruffin Woody, Jr. has not been approved by our stockholders. This warrant was issued in July 2003 in connection with the execution of a $35,000 promissory note payable to Mr. Woody. The warrant expires on July 11, 2008.

Report of the Compensation Committee on Executive Compensation

The material in this report is not soliciting material, is or will be deemed filed with the SEC or is or will be incorporated by reference in any filing of Aeolus under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this proxy statement and irrespective of any general incorporating language in such filing.

The Compensation Committee is responsible for establishing compensation policy and administering the compensation programs of Aeolus’ executive officers. The Compensation Committee did not meet during fiscal 2007.  The purpose of this report is to inform stockholders of Aeolus’ compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 2007.

Compensation Philosophy

Aeolus’ compensation program is designed to motivate and reward the executives responsible for the financial and strategic objectives essential to Aeolus’ long-term success and stockholder value. The financial goals for compensation plans are reviewed and approved by the Compensation Committee.

Aeolus’ total compensation philosophy is designed to support its overall objective of creating value for its stockholders. Key objectives of this philosophy are:

•	To attract and retain key executives critical to the long-term success of Aeolus;
•	To support a performance-oriented environment that rewards performance with respect to Aeolus’ short-term and long-term financial goals;
•	To encourage maximum performance through the use of appropriate incentive programs; and
•	To align the interests of executives with those of Aeolus’ stockholders by providing a significant portion of compensation in Aeolus’ common stock.

Base Salary/Consulting Fee

The Compensation Committee reviews the base salary or consulting fee of each executive officer. In determining appropriate salary or fee levels, the Compensation Committee considers individual performance, experience, level of responsibility, internal equity and external pay practices for comparable positions. Traditional measures of corporate performance, such as earnings and sales growth, are not as applicable to early stage biopharmaceutical companies as they are to mature companies because of the lack of revenues. Consequently, the Compensation Committee considers other measures of performance to evaluate compensation.

Stock Options

The Plan was established to provide all employees and consultants of Aeolus with an opportunity to share, along with stockholders of Aeolus, in the long-term performance of Aeolus. Stock options only have value to the employee or consultant if the price of Aeolus’ stock appreciates in value from the date the stock options were granted. Stockholders also benefit from such stock price appreciation.

Grants of stock options are generally made upon commencement of employment, with additional grants being made periodically to all eligible employees and consultants, and, occasionally, following a significant change in job responsibility, scope or title. Stock options granted under the option plans generally have vesting schedules of one year and expire ten years from the date of grant. The exercise price of options granted under the option plans is usually 100% of fair market value of the Common Stock on the date of grant.

Principal Executive Officer Compensation

The Principal Executive Officer’s compensation is determined in the same manner as the compensation of Aeolus’ other executive officers.

Mr. John McManus became our Principal Executive Officer in July 2006. His annual salary is currently $250,000. In addition, pursuant to his employment agreement with the Company, Mr. John McManus is entitled to receive a cash bonus of $100,000 if during his employment we enter into a definitive agreement for a partnership for the joint development or commercialization of any of our owned or in-licensed patent rights or the sale of the Company. Mr. John McManus was also granted a stock option to purchase up to 250,000 shares of common stock on July 14, 2006, and July 14, 2007 both of which vest monthly over 12 months. He will be entitled to receive additional stock options to purchase 250,000 shares of common stock on each July 14ththat the employment agreement is in effect.  Mr. McManus’ agreement has a one-year termand will automatically renew for additional one-year periods unless either party gives notice of its intent not to renew on or before April 15th of the year of renewal.

The compensation for Mr. McManus was determined by the Board of Directors based on reviews of industry standards.

Conclusion

The Compensation Committee believes that Aeolus’ compensation policies are structured to result in the highest level of performance from Aeolus’ executives. By providing each executive with a significant number of shares of stock options, the Compensation Committee believes that it has closely aligned Aeolus’ executives’ personal interests with those of Aeolus and its stockholders. The Compensation Committee intends to continue to review and analyze its policies in light of the environment in which Aeolus competes for executives.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:	The Compensation Committee

David C. Cavalier, Chairman
Joseph J. Krivulka
Peter D. Suzdak, Ph.D.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, the Compensation Committee consisted of the following current directors: Mr. Cavalier, Mr. Krivulka and Dr. Suzdak. None of these directors were at any time during fiscal 2007, or at any other time, an officer or employee of Aeolus. No executive officer of Aeolus serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee of Aeolus.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Company is seeking stockholder ratification of the selection by the Audit Committee of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.

Stockholder ratification of the selection of Haskell & White LLP as the Company’s independent registered public accounting firm is not required under the laws of the State of Delaware, by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Haskell & White to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Haskell & White. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

 Haskell & White LLP, Irvine, California, which was appointed our independent registered public accounting firm on September 9, 2005, has audited our financial statements for the fiscal years ended September 30, 2005, 2006 and 2007 and is currently serving as the Company’s independent registered public accounting firm. The Audit Committee approved this appointment.

Representatives of Haskell & White are expected to be available via conference call during the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.

Grant Thornton LLP, Raleigh, North Carolina, which served as our independent registered public accounting firm for the fiscal year ended September 30, 2004, reviewed Aeolus’ quarterly reports on Form 10-Q for the first three quarters of fiscal 2005. On September 9, 2005, Grant Thornton resigned as Aeolus’ independent registered public accounting firm. The resignation was the sole decision of Grant Thornton and was not sought, recommended or approved by Aeolus’ Audit Committee. Grant Thornton did not issue a report on Aeolus’ financial statements for the fiscal year ended September 30, 2005 or the fiscal year ended September 30, 2006. During the period from October 1, 2004 through September 9, 2005, there were no disagreements between Aeolus and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make a reference thereto in a report on our financial statements for the fiscal year ended September 30, 2004 During the period from October 1, 2004 through September 9, 2005, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). Grant Thornton issued a letter addressed to the SEC stating that it agreed with the above statements concerning Grant Thornton.

Independent Registered Public Accounting Firm - Fees

The following table shows the aggregate fees accrued by the Company for audit and other services for the fiscal years ended September 30, 2007 and 2006, provided by Haskell & White LLP.

Total
Fiscal Year 2007
Audit Fees (1)	$74,160
Audit-Related Fees (2)	3,540
Tax Fees	—
All Other Fees	—
Total Fiscal Year 2007	$77,700

Fiscal Year 2006
Audit Fees (3)	$73,190
Audit-Related Fees (4)	11,875
Tax Fees	—
All Other Fees	—
Total Fiscal Year 2006	$85,065

(1) Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of the Company’s financial statements and in connection with its statutory and regulatory filings or engagements. Also includes fees for services related to two registration statements that the Company filed with the SEC in March and June 2007 to register additional shares under the Company’s 2004 Stock Incentive Plan and to register shares for resale by selling stockholders of the Company, respectively.

(2) Represents fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not included under footnote (1) above.

(3) Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of the Company’s financial statements and in connection with its statutory and regulatory filings or engagements. Also includes fees for services related to two registration statements that the Company filed with the SEC in February and June 2006 to register shares for resale by certain selling stockholders of the Company.

(4) Represents fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not included under footnote (3) above.

All fees described above were approved by our Audit Committee. Pursuant to its Charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and Nasdaq rules and regulations, to approve audit and permissible non-audit services; however, it has not yet done so.

Report of the Audit Committee

The Audit Committee has reviewed and discussed Aeolus’ audited financial statements for the fiscal year ended September 30, 2007 with management. The Audit Committee also has discussed with Haskell & White LLP, Aeolus’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented to date. The Audit Committee has received the written disclosures and the letter from Haskell & White required by Independence Standards Board Standard No. 1, as modified and supplemented to date, and has discussed with Haskell & White its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2007 be included in Aeolus’ Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

The Common Stock of Aeolus is not listed on any national securities exchange or association. Therefore, not all of the members of the Audit Committee must be independent. However, the Board of Directors has determined that all of the members of the Audit Committee other than Mr. Cavalier meet the Nasdaq Audit Committee independence standards, as currently in effect. The Board of Directors has also determined that Mr. Cavalier is an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K.

Submitted by:	The Audit Committee

David C. Cavalier, Chairman
Amit Kumar, Ph.D.
Chris A. Rallis

The foregoing Audit Committee Report shall not be deemed to be soliciting material or deemed to be filed with the SEC or incorporated by reference into any of Aeolus’ previous or future filings with the SEC, except as otherwise explicitly specified by Aeolus in any such filing.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal will be required to ratify the selection of Haskell & White LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors has approved and recommends that stockholders vote “FOR” the ratification of the selection of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.

PROPOSAL NO. 3 -
AMENDMENT OF THE 2004 STOCK INCENTIVE PLAN

Our 2004 Stock Option Plan was adopted by our Board of Directors on September 22, 2004 and approved by our stockholders on March 8, 2005.  The Plan was amended on December 13, 2004 and the amendment was approved by stockholders on March 27, 2007.  Stockholders are being asked to approve an amendment to the Plan to provide for the grant of restricted stock awards under the Plan and to rename the Plan the “Amended and Restated 2004 Stock Incentive Plan.”  The Board of Directors and the Compensation Committee of the Board of Directors each approved the amendment to the Plan on January 31, 2008 and January 11, 2008, respectively.  This proposed amendment of the Plan will be effective as of March 27, 2008, if approved by our stockholders at the Annual Meeting. Our Plan as proposed to be amended is attached as Appendix B to this proxy statement.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the Plan as described in this Proposal 3. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Description of the Plan (As proposed to be amended in accordance with this Proposal 3)

The following description of the Plan is a summary only. It is subject to, and qualified in its entirety by, the full text of the Plan as proposed to be amended attached as Appendix B to this proxy statement.

Purpose

The purpose of the Plan is to assist us in recruiting and retaining qualified employees, consultants, advisors and non-employee directors and to allow us to build a satisfying long-term relationship with these individuals through recognition of their contributions to the Company.  Previously, the Plan authorized the granting of non-statutory stock options (“NSOs”) and options intended to qualify as incentive stock options (“ISOs”) under Section 422(b) of the Code (collectively, “Options”) to persons selected by the administrator of the Plan from the class of all of Aeolus' regular employees, including officers who are regular employees and directors, independent contractors, consultants and non-employee directors (“Eligible Recipients”). Our Board and its Compensation Committee have adopted an amendment to the Plan to also authorize the granting of Restricted Stock Awards (“Restricted Stock Awards”) to Eligible Recipients selected by the administrator of the Plan.

Administration

The Plan provides that it shall be administered by Aeolus’ Board of Directors or by a committee appointed by the Board of Directors. The Board has selected the Compensation Committee of the Board of Directors to administer the Plan.

The Compensation Committee or the Board of Directors, in its sole discretion, determines the persons to be awarded the Options or Restricted Stock Awards, the number of shares subject thereto, in the case of Options, the exercise price, the vesting of the awards and other terms thereof. In addition, the Compensation Committee or the Board of Directors has full power and authority to construe and interpret the Plan, and the acts of the Compensation Committee or the Board of Directors are final, conclusive and binding on all interested parties, including Aeolus’ shareholders, officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

Stock Subject to the Stock Incentive Plan

The Plan authorizes 5,000,000 shares of our Common Stock for issuance pursuant to Restricted Stock Awards and Options granted under the Plan. Any shares subject to outstanding Restricted Stock Awards or Options under the Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall be available for further grant under the Plan.

As of January 29, 2008, 166,664 shares of our common stock had been issued under the Plan and Options to purchase an aggregate of 1,903,441 shares of our common stock at a weighted average exercise price of $0.76 per share were outstanding under the Plan. To date, all Options have been granted with exercise prices equal to the fair market value of our common stock as of the close of business on the date of grant.  As of January 29, 2008, 2,929,895 shares of our common stock were available for future awards under the Plan. On January 29, 2008, the closing price for our common stock on the OTCBB was $0.39.

Eligibility

Any employee or director of the Company or of any of the Company's subsidiaries or parent, and any independent contractor or agent of the Company, may be selected to receive Restricted Stock Awards and Option grants.  As of January 29, 2008, ten individuals were eligible to be selected to receive Restricted Stock Awards and Option grants.

Types of Awards

The Plan allows the Company to grant stock options (both ISOs and NSOs) and Restricted Stock Awards. In the past, stock options were the sole form of long-term equity incentive used by the Company. The Plan will give the Company greater flexibility to respond to changes in equity compensation practices given the impact of changes in accounting for stock options and other stock compensation.

Restricted Stock Awards

The Administrator may, in its discretion, grant awards of restricted stock to eligible individuals and eligible directors. The Administrator will determine at the time of the grant whether the award is a performance-based restricted stock award, the number of shares of Common Stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award.

As a general rule, shares of our Common Stock that are subject to a restricted stock award will be held by the Administrator for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the Administrator determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the Administrator will exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the Administrator may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.

Vesting

All restricted stock awards will be subject to a vesting schedule specified by the Administrator when the award is made.  In the event of death or termination due to disability before the vesting date, unvested awards will be deemed vested on the date of the participants death or termination due to disability. All other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

Performance-Based Restricted Stock Awards

At the time of grant, the Administrator may designate a restricted stock award as a performance-based restricted stock award. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. Attainment of the performance goals will be measured over a performance measurement period specified by the Administrator when the award is made.

The Administrator will determine in its discretion whether the award recipient has attained the goals. If they have been attained, the Administrator will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).

Terms and Conditions of Stock Option Grants

The Administrator will set the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:
•	It may not grant options to purchase more than 1,000,000 shares in the aggregate to individuals during any calendar year.
•
It may not grant a stock option with a term that is longer than 10 years (five years in the case of an ISO granted to any key employee of ours who, together with certain family members, owns more than 10% of our outstanding voting stock (a “10% stockholder”).

•
The exercise price of ISOs granted under the Plan may not be less than 100% of the fair market value of our common stock on the date of the grant (110% in the case of an ISO granted to a 10% stockholder).

•	The exercise price of NSOs granted under the Plan cannot be less than 85% of the fair market value of our common stock on the date of grant (110% in the case of NSOs granted to a 10% stockholder).

Incentive stock options are subject to certain additional restrictions under the Code and the Plan. Unless otherwise designated by the Administrator, options granted will be exercisable for a period of 10 years after the date of grant (or for a shorter period ending three months after the option holder's termination of employment due to disability, one year after termination of employment due to death, or immediately upon termination for any other reason). The exercise period may be further extended for limited periods in the Administrator's discretion.

Upon the exercise of an Option, the exercise price of the option must be paid in full. Payment may be made in cash, Common Stock already owned by the option holder, or in such other consideration as the Administrator authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, charitable organizations and on death of the option holder.

Effect of Certain Corporate Events

All outstanding options under the Plan shall become fully exercisable for a period of 60 days following the occurrence of any of the following events:

•	the date on which shares of common stock are first purchased pursuant to a tender offer or exchange offer;
•
the date the Company acquires knowledge that any person or group has become the beneficial owner of securities of the Company entitling the person or group to 30% or more of all votes to which all stockholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

•
the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; and

•	the date on which our stockholders approve an agreement for a merger or sale of substantially all of our assets.

In addition, in the event we merge with, or sell substantially all of our assets to, another entity as a result of which we are not the surviving entity, and the other entity does not assume outstanding options under the Plan, all of the outstanding options under the Plan shall immediately vest and become exercisable for a period 30 days after the Board of Directors notifies our optionholders that these options have been accelerated. Any options that are not exercised by the end of this 30-day period shall automatically terminate in their entirety.  Any outstanding restricted stock award shall be adjusted by allocating to the award recipient any money, stock, securities or other property received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the restricted stock award that applied to the shares for which it has been exchanged.

In the event of a subdivision of our outstanding common stock, a combination or consolidation of our outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in common stock or in a form other than common stock in an amount that has a material effect on the price of our shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Board of Directors will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Plan, as appropriate.

Duration, Amendment and Termination

Our Board of Directors may amend, suspend or terminate the Plan at any time, except that any such amendment, suspension or termination shall not affect any award previously granted. Any amendment of the Plan is subject to approval of our stockholders only to the extent required by applicable law. The Plan will terminate on September 21, 2014 (unless sooner terminated by our Board of Directors), and no further options may be granted or stock sold pursuant to the Plan following that date.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock option grants that may be granted under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Code.

Restricted Stock Awards. The grant of Restricted Stock Awards under the Plan will not result in federal income tax consequences to either us or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the Plan, such dividend amounts will also be included in the ordinary income of the recipient. We will generally be allowed to claim a deduction for compensation expense for this amount as well.

In certain cases, a recipient of a Restricted Stock Award may elect to include the value of the shares subject to a Restricted Stock Award in income for federal income tax purposes when the award is made instead of when it vests. In that case, we will generally be allowed to claim a deduction, for compensation expense, in a like amount.

Stock Options ISOs will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an ISO are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the ISO was granted and at least one year after the ISO was exercised. Otherwise, the sale of the ISO shares would constitute a disqualifying disposition and be taxed as ordinary income. We will generally not be allowed to claim a deduction, for compensation expense upon the sale of ISO shares unless there is a disqualifying disposition by the shareholder.

ISOs that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are automatically treated as NSOs. NSOs will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising an NSO, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a NSO is exercised, we may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income.

Deduction Limits. The Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and any other executive officers named in the summary compensation table included in our annual proxy statement. There is an exception to this limit for "qualified performance-based compensation." We have designed this Plan with the intention that the Options and Restricted Stock Awards that we grant after obtaining shareholder approval will constitute qualified performance-based compensation. As a result, we do not believe that the $1 million limit will impair our ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the plan. The $1 million limit would apply to (i) future Restricted Stock Awards, if any, made to covered employees that are not designated as performance-based restricted stock awards and (ii) to all Options and all restricted stock grants outstanding under the Plan on the date of this Proxy Statement.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the Plan. State and local tax consequences may also be significant.

If we do not receive shareholder approval of this Proposal 3, we will not grant any Restricted Stock Awards under the Plan.

The Board of Directors has approved and recommends that stockholders vote “FOR” the amendment of the Plan to provide for the issuance of restricted stock awards as set forth in Proposal 3.

Certain Related Transactions

Aeolus has adopted a policy that all transactions between Aeolus and its executive officers, directors and other affiliates must be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board, and must be on terms no less favorable to Aeolus than could be obtained from unaffiliated third parties.

M&C, which is jointly owned by Mr. Michael McManus and Mr. John McManus, provides us with administrative, accounting and financial consulting services. In addition, McManus & Company, Inc. also provides the Company with its corporate headquarters, facilities management and the outsourcing of the administrative, accounting, finance and accounting functions.  Pursuant to an agreement with M&C, we pay M&C a monthly consulting payment of $25,000 and Mr. Michael McManus receives an option to purchase up to 90,000 shares of Common Stock on July 10th of each year during the term of the agreement. During fiscal 2007, 2006 and 2005, we paid M&C $335,000, $207,500 and $43,750, respectively, in consulting fees pursuant to services rendered by Mr. Michael McManus under the agreement.

The Company has entered into severalgrant agreementswith NJM, which provides research services for the Company. Dr. Day, one of the Company’s executive officers, is a Professor of Medicine, Immunology, & Pharmaceutical Sciences at NJMand is the principal investigator on thesegrants. Pursuant to these agreements, the Company paid NJMan aggregate of $49,640 and $88,000in fiscal 2007 and 2006, respectively.  In addition, the Company will pay $97,920 in fiscal 2008 for research services. The Company also has an exclusive worldwide license from NJM to develop, make, have made, use and sell products using certain technology developed by certain scientists at NJM(the “NJMLicense”). Under the NJMLicense, the Company will pay royalties to NJMon net product sales during the term of the NJMLicense and a milestone payment upon regulatory approval. In addition, Aeolus is obligated under the NJMLicense to pay all or a portion of patent prosecution, maintenance and defense costs.

The Company has entered into twogrant agreementswith University of Colorado Health Sciences Center and Department of Medicine, which provides research services for the Company. Dr. Manisha Patel, who is the spouse of our Chief Scientific Officer, is the principal investigator on both grants, is the spouse of our Chief Scientific Officer, Dr. Brian Day.  Pursuant to these agreements, the Company paid the University of Colorado an aggregate of $68,986 and $137,972in fiscal 2007 and 2006, respectively.  In addition, the Company will pay $153,852 in fiscal 2008 for research services.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended September 30, 2007, except for Form 4s filed by Elaine Alexander for her October 31, 2006and April 30, 2007stock option grants each to purchase up to 2,000 shares of Common Stock which were filed two days and one day late, respectively.

Deadline for Stockholder Proposals for 2008 Annual Meeting of Stockholders

Stockholders having proposals that they desire to present at the 2009 Annual Meeting of Stockholders of Aeolus (the “2009 Annual Meeting”) should, if they desire that such proposals be included in Aeolus’ proxy statement relating to such meeting, submit such proposals in time to be received by Aeolus not later than October 3,2008. To be included, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and the Board of Directors directs the close attention of interested stockholders to that rule. Stockholders having proposals that they desire to present at the 2009 Annual Meeting that are not to be included in the proxy materials for the 2009 Annual Meeting, or stockholders who wish to nominate a director for such meeting, must generally do so not less than 50 days nor more than 75 days prior to the 2009 Annual Meeting. Proposals should be mailed to Michael P. McManus, Secretary, Aeolus Pharmaceuticals, Inc., 23811 Inverness Place, Laguna Niguel, California 92677.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, brokers with account holders who are Aeolus stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Michael P. McManus, Secretary, Aeolus Pharmaceuticals, Inc., 23811 Inverness Place, Laguna Niguel, California 92677 (telephone:  (949) 481-9825). Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Other Matters

The Board of Directors knows of no other business to be brought before the meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

Appendix A

AEOLUS PHARMACEUTICALS, INC.

Audit Committee Charter

I.            PURPOSE

1.
The primary function of the Audit Committee (“Committee”) of Aeolus Pharmaceuticals, Inc. (the “Company”) is to assist the Board of Directors (“Board”) in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics matters.  It shall be the policy of the Committee to maintain free and open communication between the Board, the independent auditors and the management of the Company.

2.
Although the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditors.  Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s policies.

II.	ORGANIZATION

1.
Members - The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.  Committee members shall be appointed by the Board, and (after June 13, 2001) the Committee shall be composed of not less than three independent Directors who are financially literate.  At least one member of the Committee shall have accounting or related financial management expertise.

2.
Meetings - The Committee should meet on a regular basis and special meetings should be called as circumstances require.  The Committee shall meet privately from time to time with representatives of the Company’s independent public accountants and management.  Written minutes should be kept for all meetings and the Committee will report to the Board after each Committee meeting.

3.	Charter - The Board and the Committee shall review the adequacy of the Audit Committee Charter on an annual basis.

III.	FUNCTIONS

1.
Independent Accountants - Recommend to the Board annually, the firm to be employed by the Company as its independent accountants.  Instruct the independent accountants that they are ultimately responsible to the Board and the Committee.  Receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, to ensure objectivity and independence.

2.
Audit Plans & Results - Review the plans, scope, fees and results for the annual audit with the independent auditors.  Meet with management and the independent auditors together and separately to discuss the financial statements and the results of the audit.  Inquire of management and the independent auditor if any significant financial reporting issues arose during the current audit and, if so, how they were resolved.  Evaluate and recommend to the Board whether or not the annual audited financial statements should be filed with the SEC on Form 10-K.  Discuss any significant issues, if any, raised by the independent auditors in their letter of recommendations to management regarding internal control weaknesses and process improvements.  Also review the extent of any services and fees outside the audit area performed for the Company by its independent accountants.

3.
Accounting Principles and Disclosures - Review significant developments in accounting rules and recommended changes in the Company’s methods of accounting or financial statements.  The Committee also shall review with the independent accountants the quality and acceptability of the application of the Company’s accounting principles to the Company’s financial reporting, including any significant proposed changes in accounting principles and financial statements.

4.
Internal Accounting Controls - Consult with the independent accountants regarding the adequacy of internal accounting controls.  Inquire as to the adequacy of the Company’s accounting, financial and auditing personnel resources.  As appropriate, consultation with the independent accountants regarding internal controls should be conducted out of management’s presence.

5.
Internal Control Systems - Review with management and the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations.  Special presentations may be requested of Company personnel responsible for such areas as legal, human resources, information technology, environmental, risk management, tax compliance and others as considered appropriate.

6.
Interim Financial Statements - Review how management develops and summarizes quarterly financial information.  Require the independent auditors review the quarterly financial information to be included in the Company’s Form 10-Q.

In carrying out its responsibilities, the Committee believes that its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

Appendix B

AEOLUS PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of this 2004 Stock Incentive Plan (the “Plan”) is to provide for AEOLUS PHARMACEUTICALS, INC. (the “Company”) and its shareholders the benefits arising from capital stock ownership by employees (“Employees”), officers (“Officers”) and members of the board of directors (“Directors” or "Board of Directors") of, and consultants or advisors (collectively, “Consultants”) to, the Company and the Company’s subsidiary corporations who are expected to contribute to the Company’s future growth and success. Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2. Type of Awards and Administration.

(a) Types of Awards.  The Plan permits, but does not require the granting of options and restricted shares (“Restricted Shares”) (collectively, “Awards”).  Awards granted pursuant to the Plan shall be authorized by action of the Board of Directors (or a Committee designated by the Board of Directors).  Options may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”) or non-statutory options (“Non-Statutory Stock Options”) which are not intended to meet the requirements of Section 422 of the Code.

(b) Administration. The Plan will be administered by the Board of Directors or a committee (the “Committee”) appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The appointment of the members of and delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule (“Rule 16b-3”). The Committee may in its sole discretion grant options to purchase shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), and may grant Restricted Shares. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective Award agreements (“Award Agreements”) and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Award Agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 17 below, the aggregate number of Shares of Common Stock ("Shares") that may be subject to Awards granted to any person in a calendar year shall not exceed 1,000,000 Shares.

(c) Applicability of Rule 16b-3 of the Exchange Act. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only during such times as the Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

3. Eligibility.

(a) General. Awards may be granted to persons who are, at the time of grant, Employees, Officers or Directors of, or Consultants to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code (“Participants”); provided that Incentive Stock Options may only be granted to individuals who are Employees. A person who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Board of Directors or the Committee shall so determine.

(b) Grant of Awards to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of an Award, the timing of the Award grant, the exercise price of any option, and the number of Shares subject to the Award shall be determined either (i) by the Board of Directors or (ii) by a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors having full authority to act in the matter. For the purposes of the Plan, a director shall be deemed to be a “Non-Employee Director” only if such person is defined as such in Rule 16b-3(b)(3) of the Exchange Act, as interpreted from time to time.

(c) Fair Market Value.“Fair Market Value” of a Share of Common Stock as of a specified date for the purposes of the Plan shall mean the closing price of a Share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on the day, or the most recent closing price if no Shares were traded on such day, as of which Fair Market Value is being determined, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the closing price for the Shares in the over-the-counter market on the day, or the most recent closing price if no Shares were traded on such day, as of which Fair Market Value is being determined. If the Shares are not publicly traded, Fair Market Value of a Share of Common Stock (including, in the case of any repurchase of Shares, any distributions with respect thereto which would be repurchased with the Shares) shall be determined in good faith by the Board of Directors in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations, as amended from time to time (“CCR Title 10”). In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

4. Stock Subject to Plan.

The stock subject to Awards granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 16 below, the maximum number of Shares of Common Stock which may be issued and sold under the Plan is 5,000,000, of which a maximum of 5,000,000 Shares may be issued as Incentive Stock Options. Shares that are subject to an Award that expires, terminates or is cancelled for any reason and unpurchased Shares subject to an option shall again be available for subsequent grants of Awards under the Plan.

5. Forms of Award Agreements.

As a condition to the grant of an Award under the Plan, each recipient of an Award shall execute an Award Agreement in such form not inconsistent with the Plan or as may be approved by the Committee or the Board of Directors. Such Award Agreements may differ among recipients.

6. Exercise Price for Options.

(a) General. The exercise price per Share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors or the Committee at the time of grant of such option; provided,however, that in the case of (A) an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of a 10% Stockholder (as defined in Section 12(b)); or (B) a Non-Statutory Stock Option, the exercise price shall not be less than 85% of the Fair Market Value of such stock at the time of grant of such option, or in the case of a 10% Stockholder, less than (i) 110% of such Fair Market Value or (ii) such lower percentage of the Fair Market Value of such stock as is permitted by Section 260.140.41 of CCR Title 10.

(b) Payment of Exercise Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors in its discretion determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 of the Exchange Act and Regulation T promulgated by the Federal Reserve Board).

7. Option Period.

Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8. Vesting of Options.

The Board of Directors or Committee may provide that the total number of Shares of Common Stock subject to an option granted under the Plan shall vest in installments over any given period of time.  Criteria for determining the vesting of Shares of Common Stock subject to an option may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board of Directors or Committee.  Notwithstanding the foregoing, to the extent required by Section 260.140.41(f) of CCR Title 10: (i) options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of Shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the option was granted, subject to reasonable conditions such as continuous service with the Company or a subsidiary thereof (“Continuous Service”); and (ii) options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board of Directors or Committee, subject to reasonable conditions such as Continuous Service.

9. Exercise of Options.

Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. If an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

10. Transferability of Awards.

(a) No Incentive Stock Option granted under this Plan shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. An Incentive Stock Option may be exercised during the lifetime of the Participant only by the Participant.

(b) Any Non-Statutory Stock Option and Restricted Shares shall be transferable by the Participant to members of his or her family, or otherwise by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by Section 260.140.41(d) of CCR Title 10 at the time of the grant of the Non-Statutory Stock Option or Restricted Shares. For purposes of the Plan, a Participant’s “family members” shall be deemed to consist of his or her spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals. A family member to whom an option has been transferred pursuant to this Section 10(b) shall be hereinafter referred to as a “Permitted Transferee”. An Award shall be transferred to a Permitted Transferee in accordance with the foregoing provisions by the Participant’s execution of an assignment in writing in such form approved by the Board of Directors or the Committee. The Company shall not be required to recognize the rights of a Permitted Transferee until such time as it receives a copy of the assignment from the Participant. A Non-Statutory Stock Option may be exercised during the lifetime of the Participant only by the Participant.

(c) In the event a Participant dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his options shall thereafter be exercisable, during the period specified in the option agreement, subject to the provisions of Section 12(d)(ii), by his executors, administrators or Permitted Transferees to the full extent to which such options were exercisable by the Participant at the time of his death during the periods set forth in Section 11 or 12(d).

11. Effect of Termination of Employment or Other Relationship.

Except as provided in Section 12(d) with respect to Incentive Stock Options and except as otherwise determined by the Board or the Committee at the date of grant ("Grant Date") of an option, and subject to the provisions of the Plan, a Participant or his Permitted Transferee may exercise an option at any time within three (3) months following the termination of the Participant’s employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the Participant but, except in the case of the Participant’s death, in no event later than the expiration date of the option. For purposes of this Plan, a change in status from Employee to a Consultant, or from a Consultant to Employee, will not constitute a termination of employment, provided that a change in status from an Employee to Consultant may cause an Incentive Stock Options to become a nonqualified stock option under the Code. If the termination of the Participant’s employment or other relationship with the Company is for cause or is otherwise attributable to a breach by the Participant of an employment, consulting, confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment, consulting, confidentiality or non-disclosure agreement, whether a Participant has been terminated for cause or has breached such an agreement, and the date upon such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the Participant.

12. Incentive Stock Options

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

(a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

(b) 10% Stockholder. If any Employee to whom an option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) (“10% Stockholder”), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i) the purchase price per Share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one Share of Common Stock ("Share") at the time of grant; and

(ii) the option exercise period shall not exceed five years from the Grant Date.

(c) Dollar Limitation. For so long as the Code shall so provide, options granted to any Employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for Shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000. To the extent that the aggregate fair market value (determined at the time an incentive stock option is granted) of Common Stock for which incentive stock options granted to any Employee are exercisable for the first time by such Employee during any calendar year (under all stock option plans of the Company) exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such Incentive Stock Options will be treated as Non-Statutory Stock Options. The rule of this Section 12(c) shall be applied by taking options in the order in which they were granted.

(d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the Grant Date of his or her option, employed by the Company, except that:

(i) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an Employee (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Statutory Stock Option under the Plan;

(ii) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an Employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

(iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the Participant ceases to be such an Employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

13. Restricted Shares

(a) Grants.  The Committee may in its sole discretion grant Restricted Shares to any eligible person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested.  The Committee may condition any Award of Restricted Shares to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

(b)  Vesting and Forfeiture.  The Committee shall set forth in an Award Agreement granting Restricted Shares, the terms and conditions under which the Participant’s interest in the Restricted Shares will become vested and non-forfeitable.  Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s employment for any reason, the Participant shall forfeit his or her Restricted Shares to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c)  Issuance of Restricted Shares Prior to Vesting.  The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions.  Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 13(e) below.

(d)  Issuance of Shares upon Vesting.  As soon as practicable after vesting of a Participant’s Restricted Shares and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share, unless an Award Agreement provides otherwise.  No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

(e)  Dividends Payable on Vesting.  Unless an Award Agreement provides otherwise, whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 13(d) above as a result of the vesting of Restricted Shares are issued to a Participant pursuant to Section 13(d) above, such Participant or duly authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends if the Participant had received such cash dividends with respect to each Restricted Share between its Grant Date and the date such Share is issued or released.

(f)  Section 83(b) Elections.  A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares.

14. Additional Provisions.

(a) Additional Option Provisions. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in Award Agreements covering Awards granted under the Plan, including without limitation extended exercise periods, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to Participants upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Awards granted under the Plan may be exercised or vest or (ii) extend the dates during which all, or any particular, Awards granted under the Plan may be exercised or vest; provided,however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

15. General Restrictions.

(a) Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising an option or receiving Shares under the Plan, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any “lock-up” or other restriction on transferability.

(b) Compliance With Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Awards upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, the option may not be exercised and the Participant shall not receive Shares, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16. Rights as a Stockholder.

The holder of an Award shall have no rights as a stockholder with respect to any Shares covered by the Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) until the date of issue of a stock certificate to him or her for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

(a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding Shares of Common Stock are increased, decreased or exchanged for a different number or kind of Shares or other securities of the Company, or (ii) additional Shares or new or different Shares or other non-cash assets are distributed with respect to such Shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of Shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, and (z) the price for each Share subject to any then outstanding Awards under the Plan, without changing the aggregate purchase price for such Shares under the Plan. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 17 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

(b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. The Board or the Committee shall have the discretion to determine the affect the Trigger Event shall have on Restricted Shares, and may determine such on or before the Trigger Event, or in an Award Agreement.  For purposes of the Plan, a “Trigger Event” is any one of the following events:

(i) the date on which Shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of Shares purchased pursuant to such offer;

(ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary or any entity holding Shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

(iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or who were themselves nominated by individuals whose election or nomination for election were approved in accordance with this Section 16(b)(iii); and

(iv) the date of approval by the stockholders of the Company of an agreement (a “reorganization agreement”) providing for:

(A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, Shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to more than 50% of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

(B) the sale or other disposition of all or substantially all the assets of the Company.

(c) Board Authority to Make Adjustments. Any adjustments under this Section 17 will be made by the Board of Directors or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Shares will be issued under the Plan on account of any such adjustments.

18. Merger, Consolidation, Asset Sale, Liquidation, Etc.

(a) General. In the event of any sale, merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, and provided that after the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof), that equivalent Awards shall be substituted and such successor corporation shall have refused or failed to assume all Awards outstanding under the Plan or issue substantially equivalent Awards, then any or all outstanding Awards under the Plan shall accelerate, and become exercisable in full in the case of options immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the options will terminate upon expiration of such notice period.

(b) Substitute Options. The Company may grant Awards under the Plan in substitution for options held by employees of another corporation who become Employees as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

19. No Special Employment Rights.

Nothing contained in the Plan or in any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant.

20. Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an Employee as a result of receiving or purchasing Shares under the Plan or the sale of such Shares will not constitute compensation with respect to which any other employee benefits of such Employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

21. Information Obligation.

To the extent required by Section 260.140.46 of CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company or a subsidiary thereof assure them access to equivalent information.

22. Amendment of the Plan.

(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

(b) The modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to him or her. With the consent of the Participant affected, the Board of Directors or the Committee may amend outstanding Award Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding Award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

23. Withholding.

(a) The Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Awards or Shares issued under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold Shares of Common Stock otherwise issuable pursuant to an Award or (ii) by delivering to the Company Shares of Common Stock already owned by the Participant. The Shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 23(a) may only satisfy his or her withholding obligation with Shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b) The acceptance of Shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the Participant (i) to notify the Company if any or all of such Shares are disposed of by the Participant within two years from the date the option was granted or within one year from the date the Shares were issued to the Participant pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company’s federal, state and local employment and withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Participant is in the employ of the Company at the time of such disposition.

(c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use Shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

24. Cancellation and New Grant of Awards, Etc.

The Board of Directors or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards under the Plan and the grant in substitution therefor of new Awards under the Plan covering the same or different numbers of Shares of Common Stock and having a price per Share which may be lower or higher than the price per Share of the cancelled Awards or (ii) the amendment of the terms of any and all outstanding Awards under the Plan to provide a price per Share which is higher or lower than the then-current exercise price per Share of such outstanding Awards.

25. Effective Date and Duration of the Plan.

(a) Effective Date. The Plan was originally adopted by the Board of Directors on September 22, 2004 and was approved by the Company’s stockholders on March 8, 2005.  The Plan as amended and restated herein was adopted by the Board of Directors on January 31, 2008, subject to and contingent on its approval by a majority of votes cast at a duly held meeting of the Company's stockholders.  Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 22) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular Participant) unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular Participant. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. Unless sooner terminated in accordance with Section 18, the Plan shall terminate upon the earlier of (i) September 21, 2014, which is the close of business on the day next preceding the tenth anniversary of the date of its original adoption by the Board of Directors, or (ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the grant or cancellation Awards under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

26. Governing Law.

The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

AEOLUS PHARMACEUTICALS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

PROXY

The undersigned, a stockholder of Aeolus Pharmaceuticals, Inc., a Delaware corporation, hereby constitutes and appoints John L. McManus and Michael P. McManus, or either of them, attorneys and proxies with full power of substitution to act and vote all shares of the undersigned at the Annual Meeting of Stockholders of Aeolus Pharmaceuticals, Inc. (the “Company”) to be held at the offices of Lowenstein Sandler, PC at 1251 Avenue of the Americas, New York, New York, on Thursday, March 27, 2008, at 12:00 p.m. (Eastern Time), and any adjournment(s) or postponement(s) thereof. The undersigned hereby directs this proxy to be voted as follows:

(Continued and to be signed on other side)

ANNUAL MEETING OF STOCKHOLDERS OF

AEOLUS PHARMACEUTICALS, INC.

March 27, 2008

Please complete, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SEVEN DIRECTORS AND “FOR” PROPOSAL 2 and 3.
PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. [X]

1. The Election of Seven Directors:
 2. To ratify the selection of Haskell & White LLP as the Company’s independent registered public accounting firm for fiscal 2008.

3.  To amend the Company’s 2004 Stock Incentive Plan, as amended, to provide for the issuance of restricted stock awards under the Plan.
4. To act upon such other matters as may properly come before the meeting, or any adjournment or postponement thereof.
FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐FOR ALL EXCEPT (See instructions below)	NOMINEES: * David C. Cavalier * John M. Farah, Jr. * Joseph J. Krivulka * Amit Kumar, Ph.D. * Michael E. Lewis, Ph.D. * Chris A. Rallis * Peter D. Suzdak, Ph.D.
INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the blank next to each nominee you wish to withhold,)

This proxy will be voted as directed above. In the absence of any direction, this proxy will be voted “FOR” the election of the nominees for director in proposal 1 and “FOR” the approval of proposals 2 and 3, with discretion to vote upon such other matters as may be brought before the meeting. Any proxy heretofore given by the undersigned for the meeting is hereby revoked and declared null and void and without any effect whatsoever.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope whether or not you plan to be present at the meeting. If you attend the meeting, you can vote either in person or by proxy.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder  _____________________________________________________ Date:  ___________________

Signature of Stockholder  _____________________________________________________ Date:  ___________________